EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned, an officer and/or director of PacifiCorp (the “Company”), constitutes and appoints Douglas K. Stuver, Bruce N. Williams and Jeffery B. Erb, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, to do any and all acts and things and execute in his or her name, one or more Form S-3 Registration Statements under the Securities Act of 1933, as amended (the “Act”), prepared in connection with the registration and issuance of First Mortgage Bonds of the Company, and any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys and agents, and each of them, full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that the attorneys and agents, and each of them, shall do or cause to be done under this power of attorney. Any one of the attorneys or agents, or their or his or her substitute or substitutes, shall have, and may exercise, all powers conferred.
THIS POWER OF ATTORNEY MAY BE EXECUTED IN COUNTERPARTS

/s/ Gregory E. Abel	Dated: October 31, 2013
Gregory E. Abel

/s/ Douglas L. Anderson	Dated: October 30, 2013
Douglas L. Anderson

/s/ Micheal G. Dunn	Dated: October 30, 2013
Micheal G. Dunn

/s/ Brent E. Gale	Dated: October 29, 2013
Brent E. Gale

/s/ Patrick J. Goodman	Dated: October 30, 2013
Patrick J. Goodman

/s/ Natalie L. Hocken	Dated: November 1, 2013
Natalie L. Hocken

/s/ Mark C. Moench	Dated: October 29, 2013
Mark C. Moench

/s/ R. Patrick Reiten	Dated: October 29, 2013
R. Patrick Reiten

/s/ A. Richard Walje	Dated: November 1, 2013
A. Richard Walje

/s/ Douglas K. Stuver	Dated: November 8, 2013
Douglas K. Stuver